UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Under Armour, Inc. (the “Company”) was held on May 1, 2012. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve on the Company’s Board of Directors until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The voting results were as follows:

Nominees	For	Withhold Authority to Vote	Broker Non-Votes
Kevin A. Plank	139,800,490	643,532	8,446,578
Byron K. Adams, Jr.	139,388,355	1,055,667	8,446,578
Douglas E. Coltharp	140,183,775	260,247	8,446,578
Anthony W. Deering	139,373,771	1,070,251	8,446,578
A.B. Krongard	140,198,932	245,090	8,446,578
William R. McDermott	138,568,725	1,875,297	8,446,578
Harvey L. Sanders	139,354,940	1,089,082	8,446,578
Thomas J. Sippel	139,379,767	1,064,255	8,446,578

Proposal 2

The stockholders approved the Company’s executive compensation, in a non-binding advisory vote. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
136,144,622	4,272,149	27,251	8,446,578

Proposal 3

The stockholders approved an amendment to the Company’s Amended and Restated 2005 Omnibus Long-Term Incentive Plan related to performance based equity awards. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
138,539,052	1,882,113	22,857	8,446,578

Proposal 4

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012. The voting results were as follows:

For	Against	Abstain
148,627,711	229,003	33,886

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: May 7, 2012	By:	/s/ JOHN P. STANTON
John P. Stanton
Vice President, Corporate Governance and Compliance and Secretary